The Principal Funds
                         Record of Securities Purchased
                         Under the Rule 10f-3 Procedures


1. Name of purchasing Fund: Principal Variable Contracts Fund, Inc. - Equity Growth Fund

2.   Issuer: Overnite Corporation

3.   Date of purchase: October 30, 2003

4.   Underwriter from whom purchased: CS First Boston

5. Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures) managing or participating in syndicate (attach list of all members of syndicate): Morgan Stanley & Co

6.   Aggregate principal amount of purchase: $32,300

7.   Aggregate principal amount of offering: $475,000,000

8.   Purchase price (net of fees and expenses): $19.00

9.   Date offering commenced: October 30, 2003

10. Offering price at close of first full business day on which any sales are made:$22.16

11.  Commissions, spread or profit: $1.09

12.  Have the following conditions been satisfied:

                                                                                                   Yes:             No:
a.   Registered  Public  Offerings:  The  securities  are a  part  of  an  issue registered  under the Securities Act of 1933, which is being offered to the
     public:                                                                                         X         __________

b.   Municipal  Securities:  The securities  (i) are  "municipal  securities" as defined in Section  3(a)(29) of the Securities  Exchange Act of 1934;  (ii)
     the issuer of such securities has received an investment  grade rating from a nationally recognized  statistical rating organization;  and (iii) if the issuer or entity  supplying the revenues from which the issue is to be paid has been in continuous  operation for less than three years  (including the operations of any  predecessors),  it has received one of the three highest
     ratings from at least one such rating service.                                                 N/A        __________

c.   Foreign Offerings:  The securities are offered publicly under the laws of a country  other than the United  States and (i) the  offering  is subject to regulation by a "foreign  financial  regulatory  authority,"  as defined in
     Section  2(a)(50)  of the 1940 Act,  in the  country  in which  the  public offering  occurs;  (ii) the  securities are offered at a fixed price to all purchasers  in the offering  (except for any rights to purchase  securities that are required by law to be granted t existing  security  holders of the issuer);  (iii)  financial  statements,  prepared and audited in accordance with standards  required or permitted by the appropriate  foreign financial regulatory  authority in the country in which the public  offering  occurs, for the two years prior to the  offering,  are  available to the public and prospective  purchasers  in connection  with the offering;  and (iv) if the issuer is a  Domestic  Issuer (a) it has a class of  securities  registered pursuant  to section  12(b) or 12(g) of the 1934 Act or is required to file reports pursuant to section 15(d) of the 1934 Act; and (b) it has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the
     1934 Act for a period of at least twelve months  immediately  preceding the sale of such  securities  (or for such  shorter  period that the issuer was
     required to file such material).                                                               N/A        __________

d.   Rule 144A Offerings: The securities are (I) offered or sold in transactions exempt from registration  under 4(2) of the 1934 Act, Rule 144A thereunder, or Rules  501-508  thereunder;  (ii) the  securities  are sold to qualified
     institutional  buyers,  as  defined  in  Rule  144(a)(1);   and  (iii)  the
     securities are eligible for resale to other qualified  institutional buyers
     pursuant to Rule 144A.                                                                         N/A        __________

e.   In respect of any securities other than municipal securities, the issuer of such  securities  has been in continuous  operation for not less than three
     years (including the operations of predecessors).                                               X         __________

f.   The purchase  price paid did not exceed the offering  price at the close of the first full  business  day on which any sales were made (or, if a rights offering,  the  securities  were  purchased  on or before  the  fourth  day
     preceding the day on which the rights offering terminated).                                     X         __________

g.   The underwriting was a firm commitment underwriting.                                            X         __________

h.   The  commission,  spread or profit was  reasonable  and fair in relation to that being received by others for underwriting  similar  securities  during
     the same period.                                                                                X         __________

i.   The amount of such  securities of any class of such issue  purchased by all of the Portfolios and investment  companies  advised by the Adviser did not exceed  25% of the  principal  amount of the  offering  of such class or if purchased in a Rule 144A  Offering,  25% of the total of (i) the  principal amount of the offering of such class sold by underwriters or members of the selling  syndicate  to  qualified  institutional  buyers as defined in Rule
     144A(a)(1) plus (ii) the principal  amount of the offering of such class in
     any concurrent public offering.                                                                 X         __________

j.   No Affiliated Underwriter was a direct or indirect participant or benefited
     directly or indirectly from, the purchase.                                                      X         __________


Completed by: /s/Jeff Alvino                   Date:   02/08/2004
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